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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 4, 1996 relating to the financial statements of EarthLink Network, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP


Costa Mesa, California
December 19, 1996